UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

Comera Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street
Suite 4650
Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth below in Item 5.07, the stockholders of Comera Life Sciences Holdings, Inc. (the “Company”) approved an amendment to the Comera Life Sciences Holdings, Inc. 2022 Equity and Incentive Plan (the “Plan”) at the 2023 Annual Meeting of Stockholders of the Company held on August 31, 2023 (the “2023 Annual Meeting”) to increase the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance thereunder by 3,000,000. A description of the material terms of the Plan is set forth in the Company’s definitive proxy statement relating to the 2023 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2023, and is qualified in its entirety by the full text of the Plan. A copy of the Plan is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting, a total of five proposal (the “Proposals” and each a “Proposal”) were submitted to and approved by the Company’s stockholders. The holders of 15,250,987 shares of Common Stock were present in person or represented by proxy at the 2023 Annual Meeting. The Proposals are described in detail in the Company’s definitive proxy statement for the 2023 Annual Meeting filed with the SEC on August 11, 2023. The final results for the votes for each Proposal are set forth below.

Proposal 1: The Director Election Proposal

Rev. Dr. James Sherblom was elected as a Class I Director of the Company’s board of directors (the “Board”), to serve a three-year term until the Company’s 2026 annual meeting of stockholders. The votes cast in this Proposal were as follows:

Votes For	Votes Withheld	Broker Non-Votes
14,297,652	81,900	871,435

Proposal 2: Amendment to the 2022 Equity and Incentive Plan

The Company’s stockholders also approved an amendment to increase the number of shares of Common Stock reserved for issuance under the Plan by 3,000,000 shares. The votes cast in this Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,174,884	204,668	0	871,435

Proposal 3: The Nasdaq Proposal

The Company’s stockholders also approved, for purposes of complying with Nasdaq Listing Rule 5635(b) and (d), the issuance of 3,561,851 shares of Common Stock and up to 8,904,641 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock pursuant to the terms of the Securities Purchase Agreement, dated July 31, 2023, by and between the Company and the purchasers named therein. The votes cast in this Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,353,119	26,433	0	871,435

Proposal 4: The Reverse Stock Split Proposal

The Company’s stockholders also approved a Proposal to authorize the Board, in its discretion but in no event later than August 31, 2024, to amend the Amended and Restated Certificate of Incorporation of the Company (the

“Charter”) to effect a reverse stock split of shares of Common Stock, at a ratio in the range of 1-for-5 and 1-for-20, such ratio to be determined by the Board and included in a public announcement. The votes cast in this Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,998,241	251,746	1,000	0

Proposal 5: The Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s Stockholders also approved the ratification of the appointment of Baker Tilly US LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes cast on this Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,220,601	30,380	6	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Comera Life Sciences Holdings, Inc. 2022 Equity and Incentive Plan (as amended through August 31, 2023).

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023	COMERA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Michael Campbell
	Name:	Michael Campbell
	Title:	Executive Vice President and Chief Financial Officer